Exhibit (h)(9)


                       MANAGEMENT FEE WAIVER UNDERTAKING

                             ALLIANCEBERNSTEIN L.P.
                          1345 Avenue of the Americas
                            New York, New York 10105

                                                                June 1, 2016


AB Funds Listed in Appendix A
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

      AllianceBernstein L.P. (the "Adviser" or "we") provides investment advisory services for each of the AB Funds listed in Appendix A (each, a "Fund"). We also provide investment advisory services for AB Government Money Market Portfolio (the "Portfolio"), a series of AB Fixed-Income Shares, Inc., pursuant to a management agreement ("Management Agreement").

      We hereby undertake as follows:

      1. During the Waiver Period, as defined below, to the extent that a Fund invests in the Portfolio (except for investment of any cash collateral from securities lending), the Adviser will waive its management fee from the Fund (payable as a percentage of the Fund's average net assets under our Management Agreement for that Fund) and/or reimburse other expenses of the Fund in an amount equal to the Fund's pro rata share of the Portfolio's effective management fee.(1) This waiver will be calculated daily.

--------
(1) The Portfolio's effective management fee could be different from the stated advisory fee to the extent that the Adviser is waiving a portion of its fee to maintain a competitive yield.

      2. For purposes of this Undertaking, the Waiver Period shall mean the period commencing on the date hereof and until a year from the next following effective date of the post-effective amendment to the registration statement of a Fund incorporating the Fund's financial statements for the Fund's fiscal year. The Waiver Period and the Undertaking given hereunder will automatically be extended for additional one-year periods unless we provide you with at least 60 days' notice prior to the end of any Waiver Period of our determination to modify or to terminate this Undertaking at the end of its then current period.

      3. Nothing in this Undertaking shall be construed as preventing us from voluntarily limiting, waiving or reimbursing your expenses outside the contours of this Undertaking during any time period before or after the Waiver Period; nor shall anything herein be construed as requiring that we limit, waive or reimburse any of your expenses incurred after the Waiver Period or, except as expressly set forth herein, prior to the end of the Waiver Period.

      4. We understand that you will rely on this Undertaking in preparing and filing Registration Statements for the Funds on Form N-lA with the Securities and Exchange Commission, in accruing each Fund's expenses for purposes of calculating its net asset value per share and for other purposes and expressly permit you to do so.
                                                   Very truly yours,


                                                   ALLIANCEBERNSTEIN L.P.


                                                   By: /s/ Emilie D. Wrapp
                                                       -------------------------
                                                       Emilie D. Wrapp
                                                       Assistant Secretary


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                                   APPENDIX A
                                   ----------

AB Bond Fund, Inc.
         -   AB Intermediate Bond Portfolio
         -   AB Bond Inflation Strategy
         -   AB All Market Real Return Portfolio+
         -   AB Municipal Bond Inflation Strategy
         -   AB Limited Duration High Income Portfolio
         -   AB Tax-Aware Fixed Income Portfolio
         -   AB Credit Long/Short Portfolio - AB High Yield Portfolio
         -   AB Income Fund

AB Cap Fund, Inc.
         -   AB Small Cap Growth Portfolio
         -   AB Emerging Markets Multi-Asset Portfolio
         -   AB Select US Equity Portfolio
         -   AB Select US Long/Short Portfolio
         -   AB Concentrated Growth Fund
         -   AB Multi-Manager Alternative Strategies Fund+
         -   AB Long/Short Multi-Manager Fund
         -   AB Global Core Equity Portfolio
         -   AB Emerging Markets Growth Portfolio++
         -   AB Small Cap Value Portfolio
         -   AB Multi-Manager Select Retirement Allocation Fund
         -   AB Multi-Manager Select 2010 Fund
         -   AB Multi-Manager Select 2015 Fund
         -   AB Multi-Manager Select 2020 Fund
         -   AB Multi-Manager Select 2025 Fund
         -   AB Multi-Manager Select 2030 Fund
         -   AB Multi-Manager Select 2035 Fund
         -   AB Multi-Manager Select 2040 Fund
         -   AB Multi-Manager Select 2045 Fund
         -   AB Multi-Manager Select 2050 Fund
         -   AB Multi-Manager Select 2055 Fund
         -   AB All Market Income Portfolio
         -   AB All Market Alternative Return Portfolio
         -   AB Concentrated International Growth Portfolio
         -   AB International Strategic Core Portfolio
         -   AB Emerging Markets Core Portfolio
         -   AB Asia ex-Japan Equity Portfolio

AB Core Opportunities Fund, Inc.

AB Corporate Shares
         -   AB Corporate Income Shares
         -   AB Municipal Income Shares
         -   AB Taxable Multi-Sector Income Shares

AB Discovery Growth Fund, Inc.

AB Equity Income Fund, Inc.

AB Government Exchange Reserves

AB Global Bond Fund, Inc.

AB Global Real Estate Investment Fund, Inc.

AB Global Risk Allocation Fund, Inc.

AB Sustainable Global Thematic Fund, Inc.

AB Growth and Income Fund, Inc.

AB High Income Fund, Inc.

AB Institutional Funds, Inc.
         -   AB Global Real Estate Investment Fund II

AB International Growth Fund, Inc.

AB Large Cap Growth Fund, Inc.

AB Municipal Income Fund, Inc.
         -   AB California Portfolio
         -   AB High Income Municipal Portfolio
         -   AB National Portfolio
         -   AB New York Portfolio

AB Municipal Income Fund II
         -   AB Arizona Portfolio
         -   AB Massachusetts Portfolio
         -   AB Michigan Portfolio
         -   AB Minnesota Portfolio
         -   AB New Jersey Portfolio
         -   AB Ohio Portfolio
         -   AB Pennsylvania Portfolio
         -   AB Virginia Portfolio

AB Trust
         -   AB International Value Fund
         -   AB Discovery Value Fund
         -   AB Value Fund

AB Unconstrained Bond Fund, Inc.

AB Variable Products Series Fund, Inc.
         -   AB Balanced Wealth Strategy Portfolio
         -   AB Dynamic Asset Allocation Portfolio
         -   AB Global Thematic Growth Portfolio
         -   AB Growth Portfolio
         -   AB Growth and Income Portfolio
         -   AB Intermediate Bond Portfolio
         -   AB International Growth Portfolio
         -   AB International Value Portfolio
         -   AB Large Cap Growth Portfolio
         -   AB Real Estate Investment Portfolio
         -   AB Small Cap Growth Portfolio
         -   AB Small-Mid Cap Value Portfolio
         -   AB Value Portfolio
         -   AB Global Risk Allocation--Moderate Portfolio
         -   AB Global Bond Portfolio
         -   AB Multi-Manager Alternative Strategies Portfolio

Sanford C. Bernstein Fund, Inc.
         -   Short Duration Plus Portfolio
         -   Intermediate Duration Portfolio
         -   Short Duration New York Municipal Portfolio
         -   Short Duration California Municipal Portfolio
         -   Short Duration Diversified Municipal Portfolio
         -   New York Municipal Portfolio
         -   California Municipal Portfolio
         -   Diversified Municipal Portfolio
         -   International Portfolio
         -   Tax-Managed International Portfolio
         -   Emerging Markets Portfolio
         -   Overlay A Portfolio
         -   Tax-Aware Overlay A Portfolio
         -   Overlay B Portfolio
         -   Tax-Aware Overlay B Portfolio
         -   Tax-Aware Overlay C Portfolio
         -   Tax-Aware Overlay N Portfolio

Sanford C. Bernstein Fund II, Inc.
         -   Bernstein Intermediate Duration Institutional Portfolio

Bernstein Fund, Inc.
         -   International Strategic Equities Portfolio
         -   International Small Cap Portfolio
         -   Small Cap Core Portfolio

The AB Pooling Portfolios
         -   AB U.S. Value Portfolio
         -   AB U.S. Large Cap Growth Portfolio
         -   AB Multi-Asset Real Return Portfolio+
         -   AB International Value Portfolio
         -   AB International Growth Portfolio
         -   AB Short Duration Bond Portfolio
         -   AB Global Core Bond Portfolio
         -   AB Bond Inflation-Protection Portfolio
         -   AB Small-Mid Cap Value Portfolio
         -   AB Small-Mid Cap Growth Portfolio
         -   AB Volatility Management Portfolio

The AB Portfolios
         -   AB Growth Fund
         -   AB Balanced Wealth Strategy
         -   AB Wealth Appreciation Strategy
         -   AB Conservative Wealth Strategy
         -   AB Tax-Managed Balanced Wealth Strategy
         -   AB Tax-Managed Wealth Appreciation Strategy
         -   AB Tax-Managed Conservative Wealth Strategy